EXHIBIT 23.2



                 CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. ________) pertaining to the Comtex Scientific Corporation 1997 Employee Stock Purchase Plan, of our report dated September 10, 1997 with respect to the financial statements of Comtex Scientific Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 1997, filed with the Securities and Exchange Commission.


                        /S/ ERNST & YOUNG LLP
                        Ernst & Young LLP

Vienna, Virginia
December 11, 1997